As filed with the Securities and Exchange Commission on March 14, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sienna Biopharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	27-3364627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30699 Russell Ranch Road, Suite 140 Westlake Village, CA	91362
(Address of Principal Executive Offices)	(Zip Code)

2017 Incentive Award Plan

2017 Employee Stock Purchase Plan

(Full Title of the Plan)

Frederick C. Beddingfield III, M.D., Ph.D.

President and Chief Executive Officer

Sienna Biopharmaceuticals, Inc.

30699 Russell Ranch Road, Suite 140

Westlake Village, CA 91362

(818) 629-2256

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson, Esq. Brian J. Cuneo, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600

Timothy K. Andrews, Esq.

General Counsel and Secretary

Sienna Biopharmaceuticals, Inc.

30699 Russell Ranch Road, Suite 140

Westlake Village, California 91362

Telephone: (818) 629-2256

Facsimile: (818) 706-1214

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	847,084(3)	$2.525	$2,138,887	$259
Common Stock, $0.0001 par value per share	211,771(4)	$2.525	$534,722	$65
Total:	1,058,855		$2,673,609	$324

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2017 Incentive Award Plan (the “2017 Plan”) and the 2017 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for shares reserved for future issuance under the 2017 Plan and the ESPP are based on the average of the high and the low price of Registrant’s common stock as reported on The Nasdaq Global Select Market on March 11, 2019.

(3)	Represents the additional shares of the Registrant’s common stock available for future issuance under the 2017 Plan resulting from an annual increase as of January 1, 2019.
(4)	Represents the additional shares of the Registrant’s common stock available for future issuance under the ESPP resulting from an annual increase as of January 1, 2019.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed for the purpose of registering additional shares of common stock, par value $0.0001 per share (the “Common Stock”) of Sienna Biopharmaceuticals, Inc. (the “Registrant”). The Registrant is hereby registering an additional 847,084 shares of Common Stock issuable under the Sienna Biopharmaceuticals, Inc. 2017 Incentive Award Plan (the “2017 Plan”) and an additional 211,771 shares of Common Stock issuable under the Sienna Biopharmaceuticals, Inc. 2017 Employee Stock Purchase Plan (the “ESPP”). The Registrant previously registered shares of its Common Stock for issuance under the 2017 Plan and the ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 1, 2017, (File 333-219609) and a Registration Statement on Form S-8 filed with the Commission on March 15, 2018 (File No. 333-223689) (the “Original Registration Statements”).

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Original Registration Statements are incorporated by reference in this registration statement on Form S-8.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

Item 8. Exhibits.

		Incorporated by Reference			Filed Herewith
Exhibit Number	Exhibit Description	Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation, as amended.	8-K	8-1-17	3.1

4.2	Amended and Restated Bylaws.	8-K	8-1-17	3.2

4.3	Form of Common Stock Certificate.	S-1/A	7-17-17	4.2

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of independent registered public accounting firm.				X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X

99.1(a)#	2017 Incentive Award Plan.	S-8	8-1-17	99.2(a)

99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2017 Incentive Award Plan.	S-1/A	7-17-17	10.6(b)

99.1(c)#	Form of Restricted Stock Award Grant Notice under the 2017 Incentive Award Plan.	S-1/A	7-17-17	10.6(c)

99.1(d)#	Form of Restricted Stock Unit Award Grant Notice under the 2017 Incentive Award Plan.	S-1/A	7-17-17	10.6(d)

99.2#	2017 Employee Stock Purchase Plan.	S-8	8-1-17	99.3

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 14th day of March, 2019.

Sienna Biopharmaceuticals, Inc.

By:	/s/ Frederick C. Beddingfield III
Frederick C. Beddingfield III, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Frederick C. Beddingfield III, M.D., Ph.D., and John W. Smither and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Frederick C. Beddingfield III Frederick C. Beddingfield III, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2019

/s/ John W. Smither John W. Smither	Chief Financial Officer (Principal Financial and Accounting Officer)	March 14, 2019

/s/ Keith R. Leonard Jr. Keith R. Leonard Jr.	Chairman of the Board of Directors	March 14, 2019

/s/ Kristina Burow Kristina Burow	Director	March 14, 2019

/s/ Dennis M. Fenton Dennis M. Fenton, Ph.D.	Director	March 14, 2019

/s/ Todd Harris Todd Harris, Ph.D.	Director	March 14, 2019

/s/ James M. Hindman James M. Hindman	Director	March 14, 2019

/s/ Robert More Robert More	Director	March 14, 2019